EXHIBIT 99.1

AVX Corporation Announces Preliminary First Quarter Results

FOUNTAIN INN, S.C. – July 25, 2018 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the first quarter ended June 30, 2018.

Chief Executive Officer and President, John Sarvis, stated, “We completed the first quarter of our fiscal year with net sales of $454.1 million, reflecting an increase over both the previous quarter and the same quarter in the prior year. Overall orders in the industry remained strong, reflecting a continuing robust demand for our passive components, antennas, sensors and interconnect solutions. Our gross profit of $108.3 million, or 23.9 percent, reflects solid operating performance and improved pricing in the market. Our various distribution channels continue to experience favorable trends and we are maintaining a positive outlook for succeeding quarters. Our operational efficiency programs continue to positively impact our manufacturing cost. We continue to be optimistic that the evolution of new electronic devices and content will create strong demand for our components and interconnect, sensing and control devices and provide growth opportunities during the remainder of the fiscal year.”

For the quarter ended June 30, 2018, net sales were $454.1 million compared to net sales of $331.4 million for the same period last year, reflecting increased sales of $97.8 million in our Interconnect, Sensing and Control segment attributable to our acquisition of the AB Electronic sensing and control business and $31.9 million in our Electronic Components segment attributable to our acquisition of Ethertronics. The increased sales were partially offset by the loss of KED sales which were $17.2 million for the quarter ended June 30, 2018 as compared to $76.7 million for the same period last year.

Operating profit for the three month period ended June 30, 2018 was $68.0 million compared to $42.4 million for the three month period ended June 30, 2017.

Net income for the quarter ended June 30, 2018 was $56.0 million, or $0.33 per diluted share compared to net income for the quarter ended June 30, 2017 of $31.5 million, or $0.19 per diluted share.

During the quarter, AVX completed its purchase of KUMATEC Sondermaschinenbau & Kunststoffverarbeitung GmbH (“Kumatec”) for $12.3 million in cash, net of cash acquired and debt assumed. Kumatec develops, constructs and manufactures automation equipment and plastic components.

Chief Financial Officer, Michael Hufnagel, stated, “We are continuing our long-term strategy to maintain our financial position in order to allow flexibility for investments in acquisitions, materials, equipment and people to support the long-term growth of the Company. As of June 30, 2018, we had cash, cash equivalents and short-term investments in securities of approximately $846.2 million and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $19.4 million in dividends to stockholders, using $0.8 million to repurchase shares of AVX stock on the open market, and spending $12.3 million for acquisitions.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30,
	2017	2018
Net sales	$331,354	$454,116
Cost of sales	257,508	345,783
Gross profit	73,846	108,333
Selling, general & admin. expense	31,415	40,316
Profit from operations	42,431	68,017
Other income, net	1,913	2,753
Income before income taxes	44,344	70,770
Provision for taxes	12,860	14,807
Net income	$31,484	$55,963

Basic income per share	$0.19	$0.33
Diluted income per share	$0.19	$0.33

Weighted average common shares outstanding:
Basic	168,071	168,492
Diluted	168,632	168,964

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	June 30,
	2018	2018
Assets
Cash and cash equivalents	$547,415	$457,935
Short-term investments in securities	279,787	388,217
Accounts receivable, net	284,514	271,377
Inventories	516,777	513,909
Other current assets	73,231	76,628
Total current assets	1,701,724	1,708,066
Property, plant and equipment, net	418,286	422,719
Goodwill and other intangibles	444,910	452,608
Other assets	107,846	105,925

TOTAL ASSETS	$2,672,766	$2,689,318

Liabilities and Stockholders' Equity
Accounts payable	$116,046	$97,046
Income taxes payable and accrued expenses	178,517	217,062
Total current liabilities	294,563	314,108
Other liabilities	134,760	134,136

TOTAL LIABILITIES	429,323	448,244

TOTAL STOCKHOLDERS' EQUITY	2,243,443	2,241,074

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,672,766	$2,689,318

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2019, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to realize expected synergies from acquired businesses; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2018. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Michael Hufnagel

864-967-9351

investor.relations@avx.com